Exhibit 4.04

LEHMAN BROTHERS HOLDINGS INC.

AND

THE BANK OF NEW YORK

as Trustee

FOURTEENTH SUPPLEMENTAL INDENTURE

Dated as of July 19, 2007

THIS FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of July 19, 2007, is between LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and THE BANK OF NEW YORK (as successor trustee to JPMorgan Chase Bank, N.A.), a banking corporation duly organized and existing under the laws of the State of New York, acting as Trustee under the Indenture referred to below (the “Trustee”).

W  I  T  N  E  S  S  E  T  H

WHEREAS, the Company has duly authorized the execution and delivery of an Indenture dated as of February 1, 1996 (the “Indenture”), as amended and supplemented, to provide for the issuance from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), as in the Indenture provided, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors;

WHEREAS, the Company shall issue a series of Securities entitled the “6.875% Subordinated Notes due 2037” (the “Subordinated Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this Fourteenth Supplemental Indenture in order to provide for certain supplements to the Indenture which shall only be applicable to the Subordinated Notes;

WHEREAS, all acts and things necessary to make this Fourteenth Supplemental Indenture a valid agreement of the Company according to its terms have been done and performed, and the execution and delivery of this Fourteenth Supplemental Indenture have in all respects been duly authorized;

NOW, THEREFORE, in consideration of the premises, of the purchase and acceptance of the Subordinated Notes by the Holders thereof, and of the sum of one dollar duly paid to it by the Trustee at the execution and delivery of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee to supplement the Indenture, only for purposes of the Subordinated Notes, as follows:

SECTION 1.   GENERAL TERMS AND CONDITIONS OF THE SUBORDINATED NOTES

1.1           Designation, Principal Amount and Terms.     There is hereby authorized and established pursuant to Section 301 of the Indenture a series of Securities designated the “6.875% Subordinated Notes Due 2037” of the Company. The Subordinated Notes shall be issued initially in an aggregate principal amount of $1,500,000,000, and shall have the terms provided for herein, including those set forth in Exhibit A hereto. The Company may create and issue additional notes ranking pari passu in right of payment to the Subordinated Notes and otherwise with the same terms as the Subordinated Notes other than the Issue Date, Issue Price and the payment of additional interest accruing prior to the Issue Date of such notes, which notes shall form a single series with the Subordinated Notes. No such additional notes shall be issued if an Event of Default has occurred with respect to the Subordinated Notes.

1.2           Optional Redemption.  Pursuant to Section 1101 of the Indenture, The Company may elect to redeem the outstanding Subordinated Notes, in whole or in part, at any time, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Subordinated Notes to be redeemed or (2) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Subordinated Notes to be redeemed, not including any portion of such payments of interest accrued as of the applicable Redemption Date, discounted to the applicable Redemption Date on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate (as defined below) plus 20 basis points, plus, in either case, accrued interest on the Subordinated Notes to be redeemed to the applicable Redemption Date.

“Adjusted Treasury Rate” means the semi-annual equivalent yield to maturity of a Reference Security whose price, expressed as a percentage of its principal amount, is equal to the Comparable Treasury Price.

“Reference Security” means a United States Treasury security which has a maturity comparable to the remaining maturity of the Securities at the applicable Redemption Date which would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to the remaining maturity of the Subordinated Notes at the applicable Redemption Date, all as determined in the sole discretion of the Quotation Agent.

“Comparable Treasury Price” means the average of the bid and asked prices for the Reference Security as of 5:00 p.m. on the third Business Day before the applicable Redemption Date, as provided by the Reference Dealers. If the Company obtains more than three Reference Dealer quotations, the Company shall eliminate the highest and the lowest Reference Dealer quotations and then calculate the average of the remaining Reference Dealer quotations. If the Company obtains three or fewer Reference Dealer quotations, the Company shall calculate the average of all the Reference Dealer quotations and not eliminate any quotations.

“Reference Dealers” means the Quotation Agent and two or more other primary U.S. Government securities dealers in New York City appointed by the Company. If the Quotation Agent is no longer a primary U.S. Government securities dealer, the Company shall substitute another primary U.S. Government securities dealer in its place as a Reference Dealer.

“Quotation Agent” means Lehman Brothers Inc. or its successor.

All determinations made by the Quotation Agent shall be made in good faith and in a commercially reasonable manner by the Quotation Agent and, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Company, the Holders and beneficial owners of the Subordinated Notes.

1.3                                 Payment of Additional Amounts.     The Company shall pay to a Holder who is a United States Alien (as defined below) such additional amounts (the “Additional Amounts”) as may be necessary so that every net payment of principal of and interest on the Subordinated Notes, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder, or by reason of the making of such payment, by the United States or any taxing authority thereof or therein, shall not be less than the amount provided for in the Subordinated Notes to be then due and payable. The Company shall not be required, however, to make any payment of any Additional Amounts for or on account of:

a)              any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) the presentation of the Subordinated Notes appertaining thereto for payment on a date more than 10 days after the date on which such payment becomes due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

b)             any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

c)              any tax, assessment or other governmental charge imposed by reason of such Holder’s past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

d)             any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, the Subordinated Notes;

e)              any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, the Subordinated Notes if such payment can be made without withholding by any other paying agent;

f)                any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the Holder or beneficial owner of the Subordinated Notes, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

g)             any tax, assessment or other governmental charge imposed on interest received by (i) a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of the Company of (ii) a controlled foreign corporation with respect to the Company within the meaning of the Code; or

h)             any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor shall any Additional Amounts be paid to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such Subordinated Notes appertaining thereto to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Subordinated Notes appertaining thereto.

“United States Alien” means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

1.4           Redemption Upon a Tax Event.   The Subordinated Notes may be redeemed at the option of the Company in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, on any date on or after the Tax Redemption Date (as defined below) at a redemption price equal to 100% of the principal amount of the Subordinated Notes and accrued interest, if any, if the Company determines that as a result of any change in or amendment to the laws or treaties, or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any proposed change in such laws, treaties or regulations or rulings, or any change in the official application, enforcement or interpretation of such laws, treaties or regulations or filings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date specified in such Subordinated Note except for proposals before the Congress before such date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of any such action, whether or not such action or proposal was taken or made with respect to the Company, (A) the Company has or shall become obligated to pay any Additional Amounts pursuant to Section 1.3 on the Subordinated Notes or (B) there is a substantial possibility that the Company shall be required to pay such Additional Amounts.  Prior to the publication of any notice of redemption pursuant to this provision, the Company shall deliver to the Trustee (i) an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred, and (ii) an Opinion of Counsel to such effect based on such statement of facts.  The “Tax Redemption Date” is the date on which the Company shall or, if applicable, there is a substantial possibility that the Company shall, become obligated to pay such Additional Amounts if a payment of interest were to be made on such date.

SECTION 2.   AMENDMENTS TO THE INDENTURE

2.1           Amendment to Section 101 of the Indenture.  Section 101 of the Indenture is hereby amended solely with respect to the Subordinated Notes by adding the following new definitions thereto, in the appropriate alphabetical sequence:

“Excess Proceeds” has the meaning specified in Section 1412.

“Other Financial Obligations” has the meaning specified in Section 1401.

2.2           Amendment to Section 501 of the Indenture.    Solely with respect to the Subordinated Notes, clauses (1) through (4) and (7) of Section 501 of the Indenture shall not apply.

2.3           Amendment to Section 1005 of the Indenture.  Solely with respect to the Subordinated Notes, Section 1005 of the Indenture shall not apply.

2.4           Amendment to Section 1401 of the Indenture.  Section 1401 is hereby amended solely with respect to the Subordinated Notes by deleting Section 1401 in its entirety and inserting in lieu thereof the following:

“Section 1401.                                          Subordinated Notes Subordinated to Senior Debt and Other Financial Obligations

The Company agrees, and each Holder of the Subordinated Notes and related coupons by his acceptance thereof likewise agrees, that the payment of the principal of (and premium, if any) and interest, if any, on the Subordinated Notes and related coupons is subordinated, to the extent and in the manner provided in this Article 14, to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on (i) all Senior Debt and (ii) under the circumstances described in Section 1412, Other Financial Obligations.

For purposes of this Article 14, “Senior Debt” means all obligations (whether now outstanding or hereafter created, assumed or incurred) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of all principal of (and premium, if any) and interest if any (including any interest, if any, accruing subsequent to the commencement of a proceeding in bankruptcy by or against the Company) on (i) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness under capitalized leases, (iii) any indebtedness representing the deferred and unpaid purchase price of any property or business, (iv) indebtedness for money borrowed by another person that the Company guarantees, and (v) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation; provided, that the following shall not constitute Senior Debt:  (a) indebtedness evidenced by the Subordinated Notes and related coupons, (b) indebtedness which is expressly made equal in right of payment with the Subordinated Notes or subordinate and subject in right of payment to the Subordinated Notes, (c) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables, or (d) indebtedness which is subordinated to any obligation of the type specified in clauses (i) through (v) above.

For purposes of this Article 14, “Other Financial Obligations” means all obligations (whether now outstanding or hereafter created, assumed or incurred) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of all principal of (and premium, if any) and interest if any (including any interest, if any, accruing subsequent to the commencement of a proceeding in bankruptcy by or against the Company) in respect to derivative products (including without limitation, interest and foreign exchange rate contracts, commodity contracts and similar arrangements) except any such obligations that are expressly stated to have the same rank as or not to be senior to the Subordinated Notes.

This Article 14 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt and Other Financial Obligations, and such provisions are made for the benefit of the holders of Senior Debt and Other Financial Obligations, and such holders and/or each of them may enforce such provisions.”

SECTION 3.   ADDITIONAL PROVISION

The following Section 1412 is numbered to conform with the format of the Standard Provisions:

Section 1412.                                                                          Subordinated Notes Subordinated to Prior Payment of all Other Financial Obligations on Dissolution, Liquidation or Reorganization of the Corporation.

Upon the occurrence of any of the events specified in the first paragraph of Section 1402, the provisions of Section 1402 shall be given effect to determine the amount of cash, property or securities which may be payable or deliverable as between the Holders of Subordinated Notes, on the one hand, and the Holders of Senior Debt, on the other hand. Solely upon the occurrence of any distribution of the assets of the Company in connection with the dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise), if after giving effect to the provisions of Section 1402, any amount of cash, property or securities shall be available for payment or distribution in respect of the Subordinated Notes (“Excess Proceeds”), then such Excess Proceeds shall be made available by the receiver, liquidating trustee or other Person making such payment or distribution of assets, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, for the ratable benefit of the Subordinated Notes; provided that if any creditors in respect of Other Financial Obligations shall not have received payment in full of all amounts due or to become due on or in respect of Other Financial Obligations (and provision shall not have been made for such payment in money or money’s worth), then the amount of Excess Proceeds available for payment or distribution in respect of Subordinated Notes shall first be applied to pay or provide for the ratable payment of Other Financial Obligations remaining unpaid, to the extent necessary to pay all Other Financial Obligations in full, after giving effect to any concurrent payment or distribution in respect of Other Financial Obligations. Any Excess Proceeds originally available in respect of Subordinated Notes remaining after the payment (or provision for payment) in full of all Other Financial Obligations shall continue to be available for payment or distribution in respect of Subordinated Notes.

If the Holders of Subordinated Notes, or any of them, shall fail to file a proper claim in the form required in any proceeding referred to in the first paragraph of Section 1402, prior to 30 days before the expiration of the time to file such claim or claims pursuant to the authority granted to the Trustee, then the holders of Other Financial Obligations are hereby authorized to file an appropriate claim or claims for and on behalf of the holders of Subordinated Notes in the form required in any such proceeding. If after giving effect to the provisions of Section 1402, in the event that, notwithstanding the foregoing provisions of this Section 1412, upon the occurrence of any of the events described in the first paragraph of Section 1402, any payment or distribution of assets of the Corporation of any kind or character in respect of the Subordinated Notes, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Corporation being subordinated to the payment of the Subordinated Notes, shall be received by the Trustee, any paying agent or the holders of the Subordinated Notes before all Other Financial Obligations are paid in full, then, subject to receipt by the Trustee or any paying agent of notice pursuant to Section 1406, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such Other Financial Obligations or their representative or representatives, ratably as aforesaid for application to the payment of all Additional Other Financial Obligations remaining unpaid until all such Other Financial Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Other Financial Obligations.

Subject to the payment in full of all Other Financial Obligations, the holders of the Subordinated Notes shall be subrogated to the rights of the holders of such Other Financial Obligations to receive payments or distributions of assets of the Corporation applicable to such Other Financial Obligations until the Subordinated Notes shall be paid in full, and none of the payments or distributions to the holders of such Other Financial Obligations to which the holders of the Subordinated Notes or the Trustee would be entitled except for the provisions of this Article or of payments over, pursuant to the provisions of this Article, to the holders of such Other Financial Obligations by the holders of the Subordinated Notes or the Trustee shall, as between the Corporation, its creditors other than the holders of such Other Financial Obligations and the holders of the Subordinated Notes, be deemed to be a payment by the Corporation to or on account of such Other Financial Obligations; it being understood by the parties hereto that the provisions of this Section are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Notes, on the one hand, and the holders of the Other Financial Obligations, on the other hand.

SECTION 4.   MISCELLANEOUS

4.1           Note.  Attached hereto as Exhibit A is a form of the Subordinated Note.

4.2           Separability.  In case any provision in this Fourteenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.3           Continuance of Indenture.  This Fourteenth Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof.  The Indenture, as supplemented by this Fourteenth Supplemental Indenture, shall continue in full force and effect.

4.4           The Trustee.  The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Fourteenth Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

4.5           Governing Law.  This Fourteenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

4.6           Defined Terms.  All capitalized terms used in this Fourteenth Supplemental Indenture which are defined in the Indenture, but not otherwise defined herein, shall have the same meanings assigned to them in the Indenture.

4.7           Counterparts.  This Fourteenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this Fourteenth Supplemental Indenture to be signed and acknowledge by one of its Vice Presidents, and The Bank of New York, as Trustee, has caused this Fourteenth Supplemental Indenture to be signed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE CO., HAS AN INTEREST HEREIN.

REPAYMENT OF THE NOTES IS NOT PROTECTED BY ANY FEDERAL AGENCY OR THE SECURITIES INVESTOR PROTECTION CORPORATION

NO.  R-                                                                   $

CUSIP NO. 524908R44

ISIN NO. US524908R440

LEHMAN BROTHERS HOLDINGS INC.

6.875% SUBORDINATED NOTE DUE 2037

Lehman Brothers Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, at the office or agency of the Company in the Borough of Manhattan, the City of New York, the principal sum of                                       DOLLARS on July 17, 2037, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note until the principal hereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during the period in which such principal is overdue, compounded semi-annually, to the registered holder of this Note, until payment of said principal sum has been made or duly provided for.

The Stated Maturity of the Note shall be July 17, 2037.  Interest on this Note (computed as set forth herein) shall be payable semi-annually in arrears on July 17 and January 17 of each year (each an “Interest Payment Date”), commencing January 17, 2008, from the Interest Payment Date next preceding the date of this Note to which interest has been paid or duly provided for. Interest on this Note shall be payable to the holder in whose name the Note is registered at the close of business on the applicable Record Date. The Record Date for any Interest Payment Date for the Note will be the date, whether or not a Business Day, 15 calendar days immediately preceding the Interest Payment Date. Notwithstanding the foregoing, any Interest Payment Date that would otherwise be a day that is not a Business Day shall instead be the next succeeding Business Day, and no additional interest shall accrue as a result of such delayed payment. Interest on the Note shall be computed on the basis of a 360-day year of twelve 30-day months.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

(Reverse of Note)

LEHMAN BROTHERS HOLDINGS INC.

6.875% SUBORDINATED NOTE, DUE 2037

This Note is one of a duly authorized series of Securities of the Company designated as the 6.875% Subordinated Notes Due 2037 of the Company (herein called the “Notes”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $1,500,000,000.  The Notes are one of an indefinite number of series of debt securities of the Company (herein collectively called the “Securities”), issued or issuable under and pursuant to an indenture, dated as of February 1, 1996, as amended and supplemented from time to time and as amended and supplemented with respect to the Notes herein by the Fourteenth Supplemental Indenture dated as of July 19, 2007 between the Company and the Trustee (as so amended and supplemented, the “Indenture”), between the Company and The Bank of New York, successor trustee to JPMorgan Chase Bank, N.A., as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.  The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repayment or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default, as defined in the Indenture, and may otherwise vary as provided in the Indenture.

Payment of the principal of and interest on this Note is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on all Senior Debt, as defined in the Indenture and this Note is issued subject to the provisions of the Indenture with respect thereto.  In addition, upon the dissolution, winding-up, liquidation or reorganization of the Company, this Note is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on all Other Financial Obligations, as defined in the Indenture. Each registered holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and expressly directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes.  Each registered holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt and Other Financial Obligations, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

As provided in the Indenture and subject to certain limitations therein set forth, the Company may at its option redeem the Notes in whole or from time to time in part at any time.

As provided in the Indenture and subject to certain limitations therein set forth, the Company will pay to a Holder who is a United States Alien such Additional Amounts as may be necessary so that every net payment of principal of and interest on the Notes, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder, or by reason of the making of such payment, by the United States or any taxing authority thereof or therein, will not be less than the amount provided for in the Notes to be then due and payable.

As provided in the Indenture and subject to certain limitations therein set forth, the Notes may be redeemed at the option of the Company in whole if the Company determines that as a result of any change in or amendment to the laws or treaties, or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any proposed change in such laws, treaties or regulations or rulings, or any change in the official application, enforcement or interpretation of such laws, treaties or regulations or filings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date specified in such Note except for proposals before the Congress before such date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of any such action, whether or not such action or proposal was taken or made with respect to the Company, (A) the Company has or will become obligated to pay any Additional Amounts referred to in the foregoing paragraph pursuant to the Indenture on the Note or (B) there is a substantial possibility that the Company will be required to pay such Additional Amounts.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected (each series voting as a class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon payable in any coin or currency other than that hereinabove provided, or amend the Indenture to modify its provisions relating to the subordination of each Security in a manner adverse to the holder thereof, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected.  It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, on or the principal of, or premium, if any, on any of the Securities of such series.  Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

As provided in the Indenture and subject to certain limitations therein set forth, in case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligations of the Company, which is absolute and unconditional, to pay the principal and interest of this Note at the place, at the time and in the coin or currency herein prescribed.

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The Company may omit to comply with any term, provision or condition set forth in Section 801 of the Indenture, and any such omission with respect to such Section shall not be an Event of Default, in each case with respect to the Notes, provided that the conditions of Section 1009 of the Indenture have been satisfied.

The covenant set forth in Section 1005 of the Indenture shall not apply to the Notes.

Notwithstanding the provisions of Section 401(a)(B) of the Indenture, the Company may satisfy and discharge the entire indebtedness on all the Notes as provided therein only when the Notes are by their terms due and payable within one year.

The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary.  All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000.  At the option of the holders thereof, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith, Notes may be exchanged for an equal aggregate principal amount of Notes of like tenor and of other authorized denominations.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of this Note is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

No recourse for the payment of the principal of or the interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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All items used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  –         as tenants in common

TEN ENT  –           as tenants by their entireties

JT TEN  –              as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT  –                    Custodian                   under Uniform Gifts to

(Cust)                                        (Minor)

Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert social security or other identifying number of Assignee)

(Name and address of Assignee, including zip code, must be printed or typewritten.)

the within Note, and all rights thereunder, hereby irrevocably constituting and appointing to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Date:

Signature:

NOTICE: The signature to this assignment must correspond
with the name as it appears upon the face of the within Note in every particular, without albteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

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